Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

September 30, 2013

NORTHWEST PIPE COMPANY TO REVIEW STRATEGIC OPTIONS FOR OCTG OPERATIONS

VANCOUVER, Washington – Northwest Pipe Company (NASDAQ: NWPX) announced today it is in the process of exploring strategic alternatives for its Oil Country Tubular Goods (OCTG) business, which could include potential acquisitions, divestitures and joint-ventures. The Company has retained Raymond James & Associates, Inc. as financial advisor to assist in this initiative. Northwest Pipe said no formal decisions have been made and no agreements have been reached concerning the company’s OCTG operations.

“The decision to evaluate options for our OCTG business follows a comprehensive review of the Company’s strategy, asset base and future direction with our Board of Directors,” said Scott Montross, Northwest Pipe President and CEO. “Furthermore, our long-term desire is to sharpen our focus on growing our core Water Transmission business through organic initiatives like the recent $12 million investment in our Saginaw, Texas facility as well as through acquisitions. While Northwest Pipe will assess strategic options for its OCTG operations, including the addition of downstream processing capabilities, nothing about this review alters the Company’s commitment and continued investment and expansion currently taking place at our Atchison, Kansas facility, which is scheduled to be completed in the first quarter of 2014. Our most recent $15 million investment in Atchison is the culmination of over $35 million of investments that have been made at Atchison, over the last several years, to significantly enhance our long term competitive position in the Energy Tubular market. Additionally, we continue a focused and active corporate development effort regarding strategic add-on acquisitions that fit our long-term strategic plan.”

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of products including energy, construction, agriculture and industrial systems. The Company is headquartered in Vancouver, Washington and has nine manufacturing facilities across the United States and Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those expected by us include the results of our exploration of strategic alternatives for our OTCG business, including any transactions or other actions undertaken as a result of such efforts, our ability to identify and complete internal initiatives and/or acquisitions in order to continue to grow our Water Transmission business or that otherwise fit our long-term strategic plan, and other risks discussed in our Annual

Report on Form 10-K for the year ended December 31, 2012 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

For Further Information, Contact:

Robin Gantt

Chief Financial Officer

360-397-6250

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